Exhibit 23.2
MORGENSTERN,SVOBODA & BAER, CPA’s,
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM

Board of Directors
Biostar Pharmaceuticals, Inc.
Yasen Industry Center, 4th Floor
No. 15 Gao Xin 6th Road
Hi-Tech Industrial Development Zone
Xi’an, Shanxi, China 710075

CONSENT OF INDEPENDENT AUDITORS

We Consent to the incorporation in the Registration Statement of Biostar Pharmaceuticals, Inc. (the “Company”) on Form SB-2 of our reports on the Financial Statements of Biostar Pharmaceuticals Inc., as it’s registered auditors dated January 9, 2008 for the three months ended June 30, 2007. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s / Morgenstern, Svoboda & Baer, CPA’s, P.C.
New York, N.Y.
February 25, 2008